Exhibit 33.1

Management’s Assessment of Compliance with SEC Regulation AB Servicing Criteria

1.

Management of Santander Consumer USA Inc. (“SC”) and Santander Bank, N.A. (“SBNA”), in their respective role as servicer, the “Servicer”, “Named Servicer” or ”subservicer”, as applicable, is responsible for assessing compliance with the applicable servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB (See Appendix B) as of and for the year ended December 31, 2025 (in such capacity, the “Asserting Parties”).

Effective April 1, 2025, SBNA assumed the obligations of the servicer and became the successor servicer under the Sale and Servicing Agreements or Servicing Agreements for the transactions listed in Part I of Appendix A that were previously serviced by SC. For transactions listed in Part II of Appendix A, SC remained the Named Servicer for the year ended December 31, 2025 and SBNA became the subservicer on April 1, 2025. Accordingly, this assessment covers (i) with respect to SC, (A) SC in its capacity as servicer with respect to the transactions listed in Part I of Appendix A, the period from January 1, 2025 through March 31, 2025 and (B) SC in its capacity as servicer with respect to the transactions listed in Part II of Appendix A, the period from January 1, 2025 through December 31, 2025, and (ii) with respect to SBNA, (A) SBNA in its capacity as servicer with respect to the transactions listed in Part I of Appendix A, the period from April 1, 2025 through December 31, 2025 and (B) SBNA in its capacity as subservicer with respect to the transactions listed in Part II of Appendix A, the period from April 1, 2025 through December 31, 2025.

The transactions covered by this report are all publicly registered transactions backed by auto loans for which the Asserting Parties acted as servicer or subservicer, as applicable, during the applicable portion of the reporting period (the “Platform”). See Appendix A.

2.

The Asserting Parties have assessed their respective compliance with the applicable servicing criteria as of December 31, 2025 and for the period during which the Asserting Parties were the Named Servicer or subservicer, as applicable. In making this assessment, management used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB (see Appendix B), except for the following criteria which the Asserting Parties determined are not applicable to the activities performed by the Asserting Parties or through their respective vendors with respect to the Platform: 1122(d)(1)(iv), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), and 1122(d)(4)(xiii).

3.	There were no external enhancements as of and for the year ended December 31, 2025, with respect to the Platform taken as a whole.

4.

With respect to servicing criterion, Item 1122(d)(1)(iii), some of the transactions included in the Platform require the Asserting Parties to utilize a backup servicer when certain events, which are specified within the transaction agreements, occur. As of and for the year ended December 31, 2025, the events that would require a backup servicer as listed in the transaction documents did not occur, and therefore the requirement for a backup servicer does not apply.

5.

The Asserting Parties have engaged vendors that are not servicers as defined in Item 1101(j) of Regulation AB to perform limited or scripted activities with respect to the servicing criteria applicable to each vendor’s activities as set forth in Appendix B of this report. The Asserting Parties elected to take responsibility for assessing compliance with the portion of the servicing criteria applicable to each such vendor with respect to the time period when the Asserting Parties were the Named Servicer. The Asserting Parties have policies and procedures in place to provide reasonable assurance that the vendors’ activities comply in all material respects with the portion of the servicing criteria applicable to each vendor. The Asserting Parties’ management is solely responsible for determining that they meet the requirements to apply Interpretation 200.06 of the SEC Compliance and Disclosure Interpretations for the period when the Asserting Parties were the Named Servicer or subservicer, as applicable.

6.

The Asserting Parties have complied, in all material respects, with the applicable servicing criteria for which the Asserting Parties were responsible, as of and for the year ended December 31, 2025, with respect to the transactions for which the Asserting Parties were the Named Servicer or subservicer, as applicable.

7.

The Asserting Parties have not identified and are not aware of any material instance of noncompliance by the vendors with regard to the applicable servicing criteria, as of and for the year ended December 31, 2025, with respect to the Platform taken as a whole.

8.

The Asserting Parties have not identified any material deficiencies in their respective policies and procedures to monitor the compliance by the vendors with the applicable servicing criteria, as of and for the year ended December 31, 2025, with respect to the Platform taken as a whole.

9.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Asserting Parties’ compliance with the applicable servicing criteria as of and for the year ended December 31, 2025.

March 25, 2026

Solely on behalf of Santander Consumer USA Inc.:

By:	/s/ Randy Bockenstedt
Name: Randy Bockenstedt
Title: Head of Customer Contact Operations Santander Consumer USA Inc.

By:	/s/ Jonathan Watson
Name: Jonathan Watson
Title: Executive Vice President, Treasurer Santander Consumer USA Inc.

By:	/s/ Corey Henry
Name: Corey Henry
Title: Senior Vice President, Capital Markets Santander Consumer USA Inc.

Solely on behalf of Santander Bank, N.A.:

By:	/s/ Craig Shmoldas
Name: Craig Shmoldas
Title: Senior Vice President Santander Bank, N.A.

By:	/s/ Jonathan Watson
Name: Jonathan Watson
Title: Executive Vice President, Treasurer Santander Bank, N.A.

By:	/s/ Corey Henry
Name: Corey Henry
Title: Senior Vice President Santander Bank, N.A.

Appendix A

The Transactions in the Platform include the transactions listed in Part I and Part II below.

Part I:

Drive Auto Receivables Trust 2021-1

Drive Auto Receivables Trust 2021-2

Drive Auto Receivables Trust 2021-3

Drive Auto Receivables Trust 2024-1

Drive Auto Receivables Trust 2024-2

Drive Auto Receivables Trust 2025-1

Drive Auto Receivables Trust 2025-2

Santander Drive Auto Receivables Trust 2021-2

Santander Drive Auto Receivables Trust 2022-1

Santander Drive Auto Receivables Trust 2022-2

Santander Drive Auto Receivables Trust 2022-3

Santander Drive Auto Receivables Trust 2022-4

Santander Drive Auto Receivables Trust 2022-5

Santander Drive Auto Receivables Trust 2022-6

Santander Drive Auto Receivables Trust 2022-7

Santander Drive Auto Receivables Trust 2023-1

Santander Drive Auto Receivables Trust 2023-2

Santander Drive Auto Receivables Trust 2023-3

Santander Drive Auto Receivables Trust 2023-4

Santander Drive Auto Receivables Trust 2023-5

Santander Drive Auto Receivables Trust 2023-6

Santander Drive Auto Receivables Trust 2024-1

Santander Drive Auto Receivables Trust 2024-2

Santander Drive Auto Receivables Trust 2024-3

Santander Drive Auto Receivables Trust 2024-4

Santander Drive Auto Receivables Trust 2024-5

Santander Drive Auto Receivables Trust 2025-1

Santander Drive Auto Receivables Trust 2025-2

Santander Drive Auto Receivables Trust 2025-3

Santander Drive Auto Receivables Trust 2025-4

Part II:

Santander Drive Auto Receivables Trust 2020-4

Santander Drive Auto Receivables Trust 2021-1

Santander Drive Auto Receivables Trust 2021-3

Santander Drive Auto Receivables Trust 2021-4

Appendix A-1

APPENDIX B

SERVICING CRITERIA TO BE ADDRESSED IN THE ASSERTING PARTIES’ ASSESSMENT OF COMPLIANCE

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by the Named Servicer or Subservicer[1]	Performed by a Vendor for which the Named Servicer or Subservicer[1] is the Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X2
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	X3
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X4
1122(d)(1)(v)	Aggregation of information, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Appendix B-1

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by the Named Servicer or Subservicer[1]	Performed by a Vendor for which the Named Servicer or Subservicer[1] is the Responsible Party

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X5
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X5
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X5

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	X	X
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X

Appendix B-2

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed Directly by the Named Servicer or Subservicer[1]	Performed by a Vendor for which the Named Servicer or Subservicer[1] is the Responsible Party
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X6

[1]

SC is the named servicer for transactions listed in Part I of Appendix A from January 1, 2025 through March 31, 2025 and for transactions listed in Part II of Appendix A from January 1, 2025 through December 31, 2025. SBNA is the named servicer for transactions listed in Part I of Appendix A from April 1, 2025 through December 31, 2025 and subservicer for transactions listed in Part II of Appendix A from April 1, 2025 through December 31, 2025.

[2]

SC continues to be responsible for certain events of default, as listed in the Sale and Servicing Agreements, for the period April 1, 2025 through December 31, 2025 for the transactions listed in Part II of Appendix A. SBNA is responsible for certain events of default, as listed in the Sale and Servicing Agreements or Servicing Agreements, for the period April 1, 2025 through December 31, 2025 for all transactions listed in Part I and Part II of Appendix A.

[3]	Some of the transactions in the Platform require the applicable Asserting Parties to utilize a backup servicer when certain events, which are specified in the transaction agreements, occur.
[4]	None of the transactions included in the Platform require the Servicers to maintain a fidelity bond and errors and omissions policy.
[5]	Solely as it relates to allocation and/or remittance to the relevant indenture trustee.
[6]	There were no external enhancements or other support as of and for the year ended December 31, 2025.

Appendix B-3